Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report of Fresenius Medical Care AG & Co. KGaA (the “Company”) on Form 6-K furnished for the month of August 2017 containing its unaudited financial statements as of June 30, 2017 and for the six-month periods ending June 30, 2017 and 2016, as submitted to the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Rice Powell, Chief Executive Officer and Michael Brosnan, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)               The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)               The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ RICE POWELL
Rice Powell
Chief Executive Officer and
Chairman of the Management Board of the
General Partner

August 1, 2017

By:	/s/ MICHAEL BROSNAN
Michael Brosnan
Chief Financial Officer and
member of the Management Board of the
General Partner

August 1, 2017